EX-10.3

                          $25,000,000 CREDIT AGREEMENT
                          DATED AS OF FEBRUARY 6, 1996
                                      AMONG
               FELCOR SUITES LIMITED PARTNERSHIP, AS THE BORROWER
            FELCOR/CSS HOLDINGS L.P. AND FELCOR SUITE HOTELS, INC.,
                                AS THE GUARANTORS
             VARIOUS LENDERS AND CANADIAN IMPERIAL BANK OF COMMERCE,
                          AS THE AGENT FOR THE LENDERS


                                CLOSING DOCUMENTS


1.     $25,000,000 Credit Agreement

2.     Promissory Notes of the Borrower

3.     Promus Guarantee

4.     Certificate from Secretary of the Borrower responsive to Section 5.1.5

5. Closing Certificate responsive to Section 5.1.1 from General Partner of FelCor/CSS Holdings L.P.

6.     Closing Certificate responsive to Section 5.1.1 from FelCor Suite Hotels,
       Inc.

7.     Closing Certificate responsive to Section 5.1.1 from Promus Hotel
       Corporation

8.     Closing Certificate responsive to Section 5.1.1 from Promus Hotels, Inc.

9.     Good Standing Certificates for Borrower

10. Good Standing Certificates for Promus Hotel Corporation and Promus Hotels, Inc.

11. Opinion of Counsel from Bracewell and Patterson, L.L.P., counsel to the Borrower and the FelCor Guarantors

12. Opinion of Counsel from Ralph B. Lake, general counsel of the Promus Guarantors

13. Opinion of Counsel of Latham & Watkins, outside counsel to the Promus Guarantors

THIS GUARANTEE AGREEMENT, dated as of February 6, 1996 (the "Guarantee") is executed by Promus Hotel Corporation, a Delaware corporation ("Promus Corp.") and Promus Hotels, Inc., a Delaware corporation ("Promus Inc."; Promus Inc. and Promus Corp. are collectively referred to herein as the "Promus Guarantors" and individually referred to herein as a "Promus Guarantor"), in favor of the hereinafter-described Lenders and Canadian Imperial Bank of Commerce ("CIBC"), as agent (the "Agent") for the lenders (the "Lenders") party to that certain Credit Agreement of even date herewith (the "Credit Agreement") among such Lenders, the Agent, FelCor Suites Limited Partnership, a Delaware limited partnership (the "Borrower"), FelCor/CSS Holdings L.P., a Delaware limited partnership ("FelCor/CSS") and FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor Suite"; FelCor/CSS and FelCor Suite are referred to herein individually as a "FelCor Guarantor" and collectively as the "FelCor Guarantors"),

                              W I T N E S S E T H:

   WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed, subject to the terms and conditions set forth therein, to make Loans to the Borrower in a maximum aggregate principal amount at any one time outstanding not to exceed $25,000,000;

   WHEREAS, as a condition precedent to the making of the Loans thereunder, the Promus Guarantors are required to make the guarantees provided for herein;

   WHEREAS, it is in the best interests of the Promus Guarantors to make the guarantees provided for herein inasmuch as the Promus Guarantors will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower pursuant to the terms of the Credit Agreement (including, without limitation, the benefits derived from Promus Corp.'s management contracts covering most of the Hotels); and

   NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 14.

                        DEFINITIONS AND ACCOUNTING TERMS

   SECTION a. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

                                   ARTICLE 15.

                         REPRESENTATIONS AND WARRANTIES

   In order to induce the Lenders and the Agent to enter into the Credit Agreement and to make Loans thereunder, each Promus Guarantor represents and warrants unto the Agent and each Lender as set forth in this Article II.

   SECTION a. Organization, etc. Each Promus Guarantor is a corporation validly organized and existing and in good standing under the laws of the State of its formation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Guarantee.

   SECTION b. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Promus Guarantor of this Guarantee is within such Guarantor's corporate powers, has been duly authorized by all necessary corporate action, and does not

       (1)     contravene such Promus Guarantor's Organic Documents;

       (2) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Promus Guarantor; or

       (3) result in, or require the creation or imposition of, any material Lien on any of such Promus Guarantor's properties.

   SECTION c. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Promus Guarantor of this Guarantee, which has not been made or which will not be made on a timely basis.

   SECTION d. Validity, etc. This Guarantee constitutes the legal, valid and binding obligation of each Promus Guarantor enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect.

   SECTION e. Financial Information. The unaudited balance sheet of Promus Corp. and its consolidated Subsidiaries, and the related unaudited statements of earnings and cash flows of Promus Corp. and its consolidated Subsidiaries, as of September 30, 1995 have heretofore been furnished to the Agent. Such interim financial statements for such period have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Promus Corp. and its consolidated Subsidiaries as of such date and such period subject to year-end and audit adjustments.

   SECTION f. No Material Adverse Change. Since the date of the financial statements described in Section 2.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Promus Corp. and its Subsidiaries.

   SECTION g. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Promus Guarantor in writing to the Agent or any Lender for purposes of or in connection with this Guarantee or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Promus Guarantor to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                   ARTICLE 16.

                                    COVENANTS

   SECTION a. Affirmative Covenants. Each Promus Guarantor agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Promus Guarantor will perform the obligations set forth in this Section 3.1.

   SECTION i. Financial Information, Reports, Notices, etc. The Promus Guarantors will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

       (1) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Promus Corp., a consolidated balance sheet and income statement of Promus Corp. and its consolidated Subsidiaries, as of the end of such Fiscal Quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such Fiscal Quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer, treasurer or controller of Promus Corp. to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of Promus Corp. and its consolidated Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments;

       (2) as soon as available and in any event within 120 days after the close of each Fiscal Year of Promus Corp., a consolidated balance sheet and income statement of Promus Corp. and its consolidated Subsidiaries, as of the end of such Fiscal Year, together with related consolidated statements of operations and retained earnings and of cash flows for such Fiscal Year, setting forth in comparative form consolidated figures for the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and audited by Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of Promus Corp. and its consolidated Subsidiaries as a going concern;

       (3) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters and within 120 days after the end of each Fiscal Year of Promus Corp., a certificate, executed by the chief financial officer, treasurer or controller of Promus Corp., showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 3.2 hereof and, if not otherwise included therein, the calculation of the Leverage Ratio (as such term is defined in the Tranche A Credit Agreement) as of the end of such Fiscal Quarter or Fiscal Year;

       (4) promptly upon receipt thereof, copies of any correspondence from Moody's or S&P concerning the senior unsecured long-term debt rating of Promus Corp.

       (5) promptly after the sending or filing thereof, copies of all reports which Promus Corp. or any of its Subsidiaries sends to any of its holders of its debt or equity securities, and all reports and registration statements which Promus Corp. or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

       (6) such other information respecting the condition or operations, financial or otherwise, of Promus Corp. or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

   SECTION ii. Books and Records. Promus Corp. will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, and with reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and Promus Corp. hereby authorizes such independent public accountant to discuss Promus Corp.'s financial matters with each Lender or its representatives) and to examine (and photocopy extracts from) any of its books or other corporate records.

   SECTION b. Negative Covenants. Promus Inc. agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, Promus Inc. will perform, comply with and be bound by all of its agreements, covenants and obligations contained in Section 7.11 of the Tranche A Credit Agreement (such Section and all other terms of the Tranche A Credit Agreement to which reference is made herein, together with all related definitions, ancillary provisions and related schedules, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Guarantee).


                                   ARTICLE 17.

                                    GUARANTY

   SECTION a. The Guaranty. Each of the Promus Guarantors hereby jointly and severally irrevocably guarantees to each Lender and the Agent as hereinafter provided the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Promus Guarantors hereby further agree that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Promus Guarantors will, jointly and severally, promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or performance or renewal of any of the Obligations, the same will be promptly paid or performed in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This guaranty constitutes a guaranty of payment and performance and not of collection.

   Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, in the event of a bankruptcy or other similar insolvency proceeding of a Promus Guarantor, the obligations of each such Promus Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

   SECTION b. Obligations Unconditional. The obligations of the Promus Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee (other than the guarantee obligations of the FelCor Guarantors) of or security for any of the obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Promus Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Promus Guarantor hereunder which shall remain absolute and unconditional as described above:

       (a) at any time or from time to time, without notice to any Promus Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

       (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to therein shall be done or omitted;

       (c) the maturity of any of the Obligations shall be accelerated, or any amendments shall be made to the Credit Agreement with the prior written consent of the Promus Guarantors, or any material right (as determined by the Agent in the exercise of its reasonable discretion) under any of the Loan Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations (other than the guarantee obligations of the FelCor Guarantors) or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

       (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

       (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Promus Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Promus Guarantor).

With respect to its obligations hereunder, each Promus Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance and all other notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

   SECTION c. Reinstatement. The obligations of the Promus Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Promus Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

   SECTION d. Subrogation. Without limiting the generality of the provisions of this Article IV, each of the Promus Guarantors further agrees that it shall not exercise any rights which it may acquire by way of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Obligations so long as any amounts payable to the Agent or the Lenders in respect of the Obligations shall remain outstanding and until all of the Commitments shall have expired or been terminated. Any amount paid to any Promus Guarantor on account of any such rights prior to the payment in full of all Obligations shall be held in trust for the benefit of the Lenders and shall immediately be paid to the Agent for the benefit of the Lenders and credited and applied against the Obligations.

   SECTION e. Remedies. The Promus Guarantors agree that, to the fullest extent permitted by law, as between the Promus Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.3 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.2 of the Credit Agreement) for purposes of
Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Promus Guarantors for purposes of said Section 4.1.

   SECTION f. Continuing Guarantee. The guarantee in this Article IV is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                   ARTICLE 18.

                            MISCELLANEOUS PROVISIONS

   SECTION a. Notices. All notices and other communications provided to any party hereto under this Guarantee shall be in writing and shall be hand delivered or sent by overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other parties. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by overnight courier, on the Business Day following the day on which sent, (c) if sent by certified mail, on the third Business Day following the day on which sent; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

   SECTION b. Payment of Costs and Expenses. Each Promus Guarantor agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with the enforcement of this Guarantee.

   SECTION c. Indemnification. In consideration of the execution and delivery of the Credit Agreement by each Lender and the extension of the Commitments, each Promus Guarantor hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to the entering into and performance of this Guarantee.

   SECTION d. Survival. The obligations of the Promus Guarantors under Sections 5.2 and 5.3 shall survive any termination of this Guarantee, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Promus Guarantor in this Guarantee shall survive the execution and delivery of this Guarantee and each such other Loan Document.

   SECTION e. Severability. Any provision of this Guarantee or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

   SECTION f. Headings. The various headings of this Guarantee and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Guarantee or such other Loan Document or any provisions hereof or thereof.

   SECTION g. Execution in Counterparts, Effectiveness, etc. This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Guarantee shall become effective when counterparts hereof executed on behalf of the Promus Guarantors and the Agent shall have been received by the Agent and notice thereof shall have been given by the Agent.

   SECTION h. Governing Law; Entire Agreement. THIS GUARANTEE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guarantee constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

   SECTION i. Successors and Assigns. This Guarantee shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Promus Guarantors may not assign or transfer their rights or obligations hereunder without the prior written consent of the Agent except in connection with a merger or consolidation between one of the Promus Guarantors and a Subsidiary of Promus Corp. so long as (i) the surviving corporation assumes the obligations of the Promus Guarantors hereunder and (ii) such merger or consolidation shall not have a material adverse effect on the financial condition, operations, business or prospects of the Promus Guarantors and their Subsidiaries taken as a whole nor on the ability of the Promus Guarantors to perform their obligations hereunder.

   SECTION j. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Guarantee or any other Loan Document, with the Promus Guarantors or any of their Affiliates in which the Promus Guarantors or such Affiliate is not restricted hereby from engaging with any other Person.

   SECTION k. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE PROMUS GUARANTORS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PROMUS GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PROMUS GUARANTORS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PROMUS GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR ANY PROMUS GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER AND EACH OF THE PROMUS GUARANTORS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS



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



OBLIGATIONS UNDER THIS GUARANTEE AND THE OTHER LOAN DOCUMENTS.

   SECTION l. Waiver of Jury Trial. THE AGENT AND EACH OF THE PROMUS GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE PROMUS GUARANTORS. EACH OF THE PROMUS GUARANTORS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT.


   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         PROMUS HOTELS, INC.


                         By:
                            ------------------------------
                            Title:

                          Address: 850 Ridgelake Boulevard
                                   Memphis, Tennessee 38120

                         Facsimile No.:  (901) 680-7220

                         Attention:   Ms. Carol G. Champion
                                          Vice President and Treasurer


                         PROMUS HOTEL CORPORATION


                         By:
                            ------------------------------
                            Title:

                          Address: 850 Ridgelake Boulevard
                                   Memphis, Tennessee 38120

                         Facsimile No.:  (901) 680-7220

                         Attention:   Ms. Carol G. Champion
                                          Vice President and Treasurer



                                       42